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                                                                      Exhibit 21
                    UNION TANK CAR COMPANY AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT
                            as of December 31, 1999


                                                              Jurisdiction Under
                                                                Which Organized
                                                              ------------------

Atlas Bolt & Screw Company                                       Delaware
Atlas Bolt & Screw Company of Canada (1995) Ltd.                 Canada
Deerwood Fasteners International, Inc.                           North Carolina
Enersul Holdings Inc.                                            Alberta
Enersul Inc.                                                     Alberta
E. S. Investments Inc.                                           Alberta
Exsif SAS                                                        France
The Marmon Group of Canada Ltd.                                  Canada
McKenzie Valve & Machining Company                               Delaware
Pan American Screw, Inc.                                         Delaware
Procor Alberta Inc.                                              Alberta
Procor LPG Storage Inc.                                          Alberta
Procor Limited                                                   Canada
Procor Sulphur Services Inc.                                     Alberta
Rail Car Associates Limited Partnership                          Illinois
Railserve, Inc.                                                  Delaware
Railserve Inc.                                                   Canada
Robertson Inc.                                                   Canada
Tiger Industries (1997) Inc.                                     Alberta
Tiger-Sunbelt Industries, Inc.                                   Delaware
Trackmobile, Inc.                                                Georgia
Uni-Form Components Co.                                          Delaware
Union Tank Car Rail Services Company                             Delaware
Worldwide Containers, Inc.                                       Delaware

All subsidiaries listed above are wholly-owned, except for Rail Car Associates Limited Partnership (the Company is the general partner and has an 80% ownership interest) and Worldwide Containers, Inc. (the Company owns 78.9%), and are included in the consolidated financial statements incorporated herein.

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